EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter and Year-to-Date 2023 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., July 28, 2023 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its second quarter and year-to-date 2023 financial results.

2023 Second Quarter Financial Highlights
(Comparisons to three months ended June 30, 2022 unless otherwise noted)
•Net income was $2.8 million, compared to $118,000. Prior period results were negatively impacted by provision for credit losses expense of approximately $3.8 million due primarily to a single commercial loan charge-off of $2.7 million. Current period results were positively impacted by net interest margin (NIM) expansion coupled with a modest increase in noninterest income, partially offset by an increase in noninterest expense.
◦Income before income tax expense (benefit) was $3.5 million compared to $74,000.
◦Pre-provision net revenue (PPNR) (non-GAAP) was $3.95 million compared to $3.86 million.
•Earnings per diluted common share (EPS) increased to $0.54 from $0.02.
•Return on average assets (annualized) was 0.79%, compared to 0.03%.
•Return on average equity (annualized) was 9.38%, compared to 0.40%.
•NIM improved to 3.29% from 3.12%.
•Net interest and dividend income was $11.1 million, compared to $10.2 million.
•Noninterest income increased to $2.3 million, compared to $2.1 million. The most significant changes in noninterest income included an increase in insurance commissions of $142,000 and a decrease in net losses on securities of $99,000.
•Noninterest expense increased to $9.5 million, compared to $8.4 million, primarily due to increases in compensation and benefits, equipment and data processing costs.

(Amounts at June 30, 2023; comparisons to December 31, 2022, unless otherwise noted)
•Total assets increased to $1.43 billion from $1.41 billion.
•Total loans increased $51.3 million, or 4.9%, to $1.10 billion compared to $1.05 billion, and included increases of $32.2 million, or 46.0%, in commercial and industrial loans, $21.8 million, or 5.0%, in commercial real estate loans, and $7.8 million, or 2.3%, in residential mortgage loans, partially offset by a decrease of $12.1 million, or 8.3%, in consumer loans, which is primarily comprised of indirect automobile loans.
•Nonperforming loans to total loans was 0.37%, a decrease of 18 basis points (“bps”), compared to 0.55%.
•Total deposits were $1.26 billion, a decrease of $5.2 million, compared to $1.27 billion.
•Book value per share was $22.81, compared to $22.90 as of March 31, 2023 and $21.60 as of December 31, 2022.
•Tangible book value per share (Non-GAAP) was $20.39, compared to $20.40 as of March 31, 2023 and $19.00 as of December 31, 2022. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $6.9 million and a $2.1 million positive adjustment due to the Company’s January 1, 2023 adoption of CECL, partially offset by current period dividends paid to stockholders of $2.6 million.

Management Commentary
President and CEO John H. Montgomery stated, “Our second quarter results demonstrated the durability of both our franchise and the community bank model in general. While macro dislocations seen in the banking industry during the first quarter have abated, we continue to face headwinds resulting from a rising interest rate environment. First and foremost, we are focused on ensuring the bank maintains adequate liquidity and a strong capital position. In doing so, we are able to navigate challenging economic times from a position of strength which also allows us to maintain relationships with trusted customers and develop new ones, as evidenced by our continued loan growth during the quarter. The markets we serve in southwestern Pennsylvania, eastern Ohio and northern West Virginia have remained resilient despite continued interest rate increases by the Federal Reserve. In recent years, our markets have exhibited more stability than others in key areas such as real estate values and employment, allowing Community Bank to experience less volatility.”

Mr. Montgomery continued, “We have noted for several quarters that our funding costs have been rising, with net interest margin decreasing from first quarter levels while improving compared with the second quarter last year. As we highlighted last quarter, our deposit base is well-diversified, with a significant majority insured or collateralized. Within our deposit base, the most significant change during the second quarter was a shift to interest-bearing from noninterest-bearing deposits as our customers responded to the overall increase in market interest rates. The other half of our NIM calculation is our interest income, which has been supported by the repricing of variable rate loans and the addition of new, higher priced loans via the continued growth of our loan book during the second quarter, with C&I loans having been the biggest contributor, followed by commercial real estate loans. Moving forward, our NIM will also benefit as we reposition our loan book by reducing transactional indirect auto loans with higher yielding C&I and CRE loans ”

Mr. Montgomery concluded, “As I noted previously, our team here at Community Bank is focused on maintaining solid capital and liquidity positions. Success on those fronts provides a range of positive outcomes for our business that ultimately lead to long-term value creation which benefits all our constituents - shareholders, employees, customers, and our communities at large. While the near-term economic picture remains somewhat muddled, we are also committed to making proper investments in our franchise to position the bank for long-term growth. During the second quarter we added revenue producing members to our team while also continuing to make targeted technology investments necessary for our competitive positioning. We also declared and paid a $0.25 cash dividend during the quarter while allowing our previous share repurchase program to expire. I am proud of our entire team for all their hard work and look forward to our continued success.”

Dividend Information
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about August 31, 2023, to stockholders of record as of the close of business on August 15, 2023.

Stock Repurchase Program
On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company’s outstanding shares of common stock. The Company purchased a total of 74,656 shares of the Company’s common stock at an average price of $22.38 per share prior to the program expiration on May 1, 2023.

2023 Second Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $1.0 million, or 9.4%, to $11.1 million for the three months ended June 30, 2023 compared to $10.2 million for the three months ended June 30, 2022.
•Net interest margin (GAAP) increased to 3.29% for the three months ended June 30, 2023 compared to 3.12% for the three months ended June 30, 2022. Fully tax equivalent (FTE) net interest margin (Non-GAAP) increased 17 bps to 3.30% for the three months ended June 30, 2023 compared to 3.13% for the three months ended June 30, 2022.
•Interest and dividend income increased $4.2 million, or 38.7%, to $15.2 million for the three months ended June 30, 2023 compared to $11.0 million for the three months ended June 30, 2022.
◦Interest income on loans increased $3.7 million, or 37.9%, to $13.4 million for the three months ended June 30, 2023 compared to $9.7 million for the three months ended June 30, 2022. The average balance of loans increased $71.5 million to $1.08 billion from $1.01 billion, generating $724,000 of additional interest income on loans. The average yield increased 112 bps to 5.00% compared to 3.88% causing a $3.0 million increase in interest income on loans.
◦Interest income on interest-earning deposits at other banks increased $599,000, to $721,000 for the three months ended June 30, 2023 compared to $122,000 for the three months ended June 30, 2022 as the average yield increased 443 bps, partially offset by a $1.9 million decrease in average balances. The increase in the average yield was the result of the Federal Reserve Board’s interest rate increases.
•Interest expense increased $3.3 million, or 413.6%, to $4.1 million for the three months ended June 30, 2023 compared to $795,000 for the three months ended June 30, 2022.
◦Interest expense on deposits increased $3.2 million, or 536.1%, to $3.8 million for the three months ended June 30, 2023 compared to $604,000 for the three months ended June 30, 2022. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from non interest-bearing to interest-bearing demand and time deposits and resulted in a 137 bps, or 466.9%, increase in the average cost of interest-bearing deposits compared to the three months ended June 30, 2022. This accounted for a $3.2 million increase in interest expense. Additionally, interest-bearing deposit balances increased $104.5 million, or 12.7%, to $930.1 million as of June 30, 2023 compared to $825.6 million as of June 30, 2022, accounting for a $70,000 increase in interest expense.

Provision for Credit Losses
Effective January 1, 2023, the Company adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (CECL) methodology. The provision for credit losses recorded for the three months ended June 30, 2023 was $432,000 and was required primarily due to loan growth coupled with a modeled slowdown in loan prepayment speeds. This compared to $3.8 million in provision for credit losses recorded for the three months ended June 30, 2022, primarily due to the charge-off of a $2.7 million commercial and industrial loan to a borrower that ceased operations.

Noninterest income
Noninterest income increased $164,000, or 7.8%, to $2.3 million for the three months ended June 30, 2023, compared to $2.1 million for the three months ended June 30, 2022. This increase was primarily related to a $142,000 increase in commercial and personal insurance commissions and a decrease in net losses on securities of $99,000.

Noninterest Expense
Noninterest expense increased $1.1 million, or 13.0%, to $9.5 million for the three months ended June 30, 2023 compared to $8.4 million for the three months ended June 30, 2022. Salaries and benefits increased $692,000, or 15.2%, to $5.2 million primarily due to merit increases, revenue producing staff additions and associated $160,000 of recruiting costs, and $96,000 of severance costs related to the discontinuation of indirect automobile lending. Data processing expense increased $272,000, or 61.0%, to $718,000, due to increased ongoing costs related to the fourth quarter 2022 core conversion and equipment expense increased $101,000 or 55.5%, to $283,000, due to costs associated with the implementation of new interactive teller machines.

Statement of Financial Condition Review

Assets
Total assets increased $23.8 million, or 1.7%, to $1.43 billion at June 30, 2023, compared to $1.41 billion at December 31, 2022.
•Cash and due from banks decreased $25.6 million, or 24.7%, to $78.1 million at June 30, 2023, compared to $103.7 million at December 31, 2022, due to significant loan growth.
•Securities decreased $8.6 million, or 4.5%, to $181.4 million at June 30, 2023, compared to $190.1 million at December 31, 2022. The securities balance was primarily impacted by $8.1 million of repayments on mortgage-backed and collateralized mortgage obligation securities and a $332,000 decrease in the market value in the equity securities portfolio, which is primarily comprised of bank stocks.
Loans and Credit Quality
•Total loans increased $51.3 million, or 4.9%, to $1.10 billion at June 30, 2023 compared to $1.05 billion at December 31, 2022. Loan growth was driven by increases in commercial and industrial loans, commercial real estate loans and residential mortgage loans of $32.2 million, $21.8 million, and $7.8 million, respectively, partially offset by a decrease in consumer loans of $12.1 million. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates. Further decreases in this portfolio is expected as the Bank discontinued this product offering at June 30, 2023 to allocate resources and focus production efforts on more profitable commercial products.
•The allowance for credit losses (ACL) was $10.7 million at June 30, 2023 and $12.8 million at December 31, 2022. As a result, the ACL to total loans was 0.97% at June 30, 2023 compared to 1.22% at December 31, 2022. The change in the ACL was primarily due to the Company's aforementioned adoption of CECL. At adoption, the Company decreased its ACL by $3.4 million. Contributing to the change in ACL was a prior year charge-off of $2.7 million and qualitative factors that significantly impacted the incurred loss model driven by historical activity compared to the adopted CECL methodology that is centered around current expected credit loss (CECL) activity using a forecast approach.
•Net charge-offs for the three months ended June 30, 2023 were $96,000, or 0.04% of average loans on an annualized basis. Net charge-offs for the three months ended June 30, 2022 were $2.5 million, or 1.01% of average loans on an annualized basis primarily due to the aforementioned $2.7 million charge-off of a commercial and industrial loan. Net recoveries for the six months ended June 30, 2023 were $660,000 primarily due to recoveries totaling $750,000 related to the prior year charged-off loan. Net charge-offs for the six months ended June 30, 2022 were $2.5 million.
•Nonperforming loans, which includes nonaccrual loans and accruing loans past due 90 days or more, were $4.1 million at June 30, 2023 compared to $5.8 million at December 31, 2022. The decrease of $1.7 million was due to ten loans totaling $1.7 million being moved from nonaccrual to accrual status during the current period. Current nonperforming loans to total loans ratio was 0.37% compared to 0.55% at December 31, 2022.

Other
•Intangible assets decreased $891,000, or 25.6%, to $2.6 million at June 30, 2023 compared to $3.5 million at December 31, 2022 due to amortization expense recognized during the period.
•Accrued interest and other assets increased $5.6 million, or 26.8%, to $26.7 million at June 30, 2023, compared to $21.1 million at December 31, 2022 due to the sale of a $2.0 million syndicated loan which was sold but not yet settled at the end of the period, and increases in accounts receivable for EU, income taxes receivable and BOLI death benefit claims receivable $853,000, $761,000 and $664,000.

Total liabilities increased $17.4 million, or 1.3%, to $1.32 billion at June 30, 2023 compared to $1.30 billion at December 31, 2022.
Deposits
•Total deposits decreased $5.2 million to $1.26 billion as of June 30, 2023 compared to $1.27 billion at December 31, 2022. Interest-bearing demand deposits increased $62.8 million and time deposits increased $60.4 million, while non interest-bearing demand deposits decreased $74.3 million, money market deposits decreased $23.3 million and savings deposits decreased $30.8 million. The increase in interest-bearing demand deposits is primarily the result of higher interest rates attracting more customers and additional deposits from existing customers while higher time deposits resulted from the offering of a higher-rate certificate of deposit product. FDIC insured deposits totaled approximately 61.1% of total deposits while an additional 16.5% of deposits were collateralized with investment securities.
Borrowed Funds
•Long-term borrowings increased $20.0 million, or 136.6%, to $34.7 million at June 30, 2023, compared to $14.6 million at December 31, 2022. During the second quarter, the Bank entered into $20.0 million of FHLB advances for a term of 24 months at 4.92%, the proceeds of which were utilized to match fund originations within the Bank’s commercial and industrial loan portfolio.
•Short-term borrowings decreased $8.1 million, or 100.0%, as there were no short-term borrowings at June 30, 2023, compared to $8.1 million at December 31, 2022. At December 31, 2022, short-term borrowings were comprised entirely of securities sold under agreements to repurchase. These accounts were transitioned into other deposit products and account for a portion of the interest-bearing demand deposit increase.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $10.6 million, or 139.8%, to $18.2 million at June 30, 2023, compared to $7.6 million at December 31, 2022 primarily due to the purchase of $8.9 million of syndicated loans which were unfunded at the end of the period.

Stockholders’ Equity
Stockholders’ equity increased $6.4 million, or 5.8%, to $116.6 million at June 30, 2023, compared to $110.2 million at December 31, 2022. Key factors positively impacting stockholders’ equity included $6.9 million of net income for the current period and a $2.1 million positive adjustment, net of tax, due to the Company’s January 1, 2023 adoption of CECL as described above. These factors were partially offset by the payment of $2.6 million in dividends since December 31, 2022 and activity under share repurchase programs. On April 21, 2022, a $10.0 million repurchase program was authorized, with the Company repurchasing 74,656 shares at an average price of $22.38 per share since the inception of the plan. In total, the Company repurchased $274,000 of common stock since December 31, 2022. The plan expired on May 1, 2023.
Book value per share
Book value per common share was $22.81 at June 30, 2023 compared to $21.60 at December 31, 2022, an increase of $1.21.

Tangible book value per common share (Non-GAAP) was $20.39 at June 30, 2023, compared to $19.00 at December 31, 2022, an increase of $1.39.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Assets
Cash and Due From Banks	$78,093	$103,545	$103,700	$122,801	$81,121
Securities	181,427	189,025	190,058	193,846	213,505
Loans
Real Estate:
Residential	338,493	332,840	330,725	328,248	325,138
Commercial	458,614	452,770	436,805	432,516	426,105
Construction	44,523	39,522	44,923	49,502	41,277
Commercial and Industrial:
Commercial and Industrial	102,232	79,436	69,918	61,428	62,054
PPP	34	65	126	768	3,853
Consumer	134,788	146,081	146,927	150,615	148,921
Other	22,470	21,151	20,449	19,865	20,621
Total Loans	1,101,154	1,071,865	1,049,873	1,042,942	1,027,969
Allowance for Credit Losses	(10,666)	(10,270)	(12,819)	(12,854)	(12,833)
Loans, Net	1,090,488	1,061,595	1,037,054	1,030,088	1,015,136
Premises and Equipment, Net	18,582	17,732	17,844	18,064	18,196
Bank-Owned Life Insurance	25,082	24,943	25,893	25,750	25,610
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	2,622	3,068	3,513	3,959	4,404
Accrued Interest Receivable and Other Assets	26,707	21,068	21,144	21,680	18,757
Total Assets	$1,432,733	$1,430,708	$1,408,938	$1,425,920	$1,386,461

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$316,098	$350,911	$390,405	$407,107	$389,127
Interest-Bearing Demand Accounts	374,654	359,051	311,825	298,755	265,347
Money Market Accounts	185,814	206,174	209,125	198,715	185,308
Savings Accounts	217,267	234,935	248,022	250,378	250,226
Time Deposits	169,482	130,449	109,126	120,879	125,182
Total Deposits	1,263,315	1,281,520	1,268,503	1,275,834	1,215,190

Short-Term Borrowings	—	121	8,060	18,108	32,178
Other Borrowings	34,658	14,648	14,638	17,627	17,618
Accrued Interest Payable and Other Liabilities	18,171	17,224	7,582	7,645	7,703
Total Liabilities	1,316,144	1,313,513	1,298,783	1,319,214	1,272,689

Stockholders’ Equity	116,589	117,195	110,155	106,706	113,772
Total Liabilities and Stockholders’ Equity	$1,432,733	$1,430,708	$1,408,938	$1,425,920	$1,386,461

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Interest and Dividend Income:
Loans, Including Fees	$13,426	$12,371	$11,835	$10,815	$9,733	$25,797	$19,284
Securities:
Taxable	950	964	974	985	988	1,914	1,893
Tax-Exempt	42	41	40	49	57	83	123
Dividends	25	24	28	21	20	49	42
Other Interest and Dividend Income	760	844	978	417	160	1,605	232
Total Interest and Dividend Income	15,203	14,244	13,855	12,287	10,958	29,448	21,574
Interest Expense:
Deposits	3,842	2,504	1,811	1,079	604	6,346	1,134
Short-Term Borrowings	3	2	7	19	18	5	37
Other Borrowings	238	155	171	174	173	393	347
Total Interest Expense	4,083	2,661	1,989	1,272	795	6,744	1,518
Net Interest and Dividend Income	11,120	11,583	11,866	11,015	10,163	22,704	20,056
Provision for Credit Losses - Loans	492	80	—	—	3,784	572	3,784
Recovery for Credit Losses - Unfunded Commitments	(60)	—	—	—	—	(60)	—
Net Interest and Dividend Income After Provision for Credit Losses	10,688	11,503	11,866	11,015	6,379	22,192	16,272
Noninterest Income:
Service Fees	448	445	530	544	559	892	1,085
Insurance Commissions	1,511	1,922	1,399	1,368	1,369	3,434	3,167
Other Commissions	224	144	157	244	179	368	268
Net (Loss) Gain on Sales of Loans	(5)	2	—	—	—	(3)	—
Net (Loss) Gain on Securities	(100)	(232)	83	(46)	(199)	(332)	(206)
Net Gain on Purchased Tax Credits	7	7	14	14	14	14	28
Net Gain (Loss) on Disposal of Fixed Assets	—	11	—	439	—	11	(8)
Income from Bank-Owned Life Insurance	139	140	143	140	142	280	278
Net Gain on Bank-Owned Life Insurance Claims	1	302	—	—	—	303	—
Other Income	44	69	34	36	41	113	106
Total Noninterest Income	2,269	2,810	2,360	2,739	2,105	5,080	4,718
Noninterest Expense:
Salaries and Employee Benefits	5,231	5,079	4,625	4,739	4,539	10,310	9,104
Occupancy	789	701	817	768	776	1,490	1,462
Equipment	283	218	178	170	182	501	392
Data Processing	718	857	681	540	446	1,575	931
FDIC Assessment	224	152	154	147	128	376	337
PA Shares Tax	195	260	258	240	240	455	480
Contracted Services	434	147	405	288	348	581	935
Legal and Professional Fees	246	182	362	334	389	428	541
Advertising	75	79	165	131	115	154	231
Other Real Estate Owned (Income)	(35)	(37)	(38)	(38)	(37)	(72)	(75)
Amortization of Intangible Assets	446	445	446	445	446	891	891
Other	895	945	945	1,063	838	1,841	1,837
Total Noninterest Expense	9,501	9,028	8,998	8,827	8,410	18,530	17,066
Income Before Income Tax Expense (Benefit)	3,456	5,285	5,228	4,927	74	8,742	3,924
Income Tax Expense (Benefit)	699	1,129	1,076	998	(44)	1,827	759
Net Income	$2,757	$4,156	$4,152	$3,929	$118	$6,915	$3,165

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Dividends Per Common Share	$0.25	$0.25	$0.24	$0.24	$0.24	$0.50	$0.48
Earnings Per Common Share - Basic	0.54	0.81	0.81	0.77	0.02	1.35	0.61
Earnings Per Common Share - Diluted	0.54	0.81	0.81	0.77	0.02	1.35	0.61

Weighted Average Common Shares Outstanding - Basic	5,111,987	5,109,597	5,095,237	5,106,861	5,147,846	5,110,799	5,172,881
Weighted Average Common Shares Outstanding - Diluted	5,116,134	5,115,705	5,104,254	5,118,627	5,156,975	5,118,396	5,189,144

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Common Shares Outstanding	5,111,678	5,116,830	5,100,189	5,096,672	5,128,333
Book Value Per Common Share	$22.81	$22.90	$21.60	$20.94	$22.18
Tangible Book Value per Common Share (1)	20.39	20.40	19.00	18.25	19.43
Stockholders’ Equity to Assets	8.1%	8.2%	7.8%	7.5%	8.2%
Tangible Common Equity to Tangible Assets (1)	7.3	7.4	6.9	6.6	7.3

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Return on Average Assets	0.79%	1.21%	1.16%	1.12%	0.03%	1.00%	0.45%
Return on Average Equity	9.38	14.69	15.26	13.60	0.40	11.98	5.15
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	142.37	147.53	149.04	149.41	149.03	144.88	146.74
Average Equity to Average Assets	8.38	8.27	7.63	8.20	8.49	8.33	8.81
Net Interest Rate Spread	2.78	3.12	3.17	3.10	3.00	2.95	3.00
Net Interest Rate Spread (FTE) (1)	2.79	3.13	3.18	3.11	3.01	2.96	3.01
Net Interest Margin	3.29	3.51	3.45	3.29	3.12	3.40	3.10
Net Interest Margin (FTE) (1)	3.30	3.52	3.46	3.30	3.13	3.41	3.11
Net Charge-Offs (Recoveries) to Average Loans	0.04	(0.29)	0.01	(0.01)	1.01	(0.12)	0.50
Efficiency Ratio	70.96	62.72	63.25	64.18	68.55	66.69	68.89

Asset Quality Ratios	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Allowance for Credit Losses to Total Loans	0.97%	0.96%	1.22%	1.23%	1.25%
Allowance for Credit Losses to Nonperforming Loans (3)	260.46	189.73	221.06	218.61	219.89
Allowance for Credit Losses to Noncurrent Loans (4)	260.46	189.73	320.64	318.96	329.47
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.68	1.02	0.81	0.46	0.45
Nonperforming Loans to Total Loans (3)	0.37	0.51	0.55	0.56	0.57
Noncurrent Loans to Total Loans (4)	0.37	0.51	0.38	0.39	0.38
Nonperforming Assets to Total Assets (6)	0.30	0.40	0.41	0.41	0.42

Capital Ratios (7)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.54%	12.60%	12.33%	12.02%	11.83%
Tier 1 Capital (to Risk Weighted Assets)	12.54	12.60	12.33	12.02	11.83
Total Capital (to Risk Weighted Assets)	13.64	13.69	13.58	13.27	13.08
Tier 1 Leverage (to Adjusted Total Assets)	9.26	9.24	8.66	8.51	8.33
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2023			March 31, 2023			December 31, 2022			September 30, 2022			June 30, 2022
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,079,399	$13,450	5.00%	$1,040,570	$12,391	4.83%	$1,034,714	$11,853	4.54%	$1,024,363	$10,833	4.20%	$1,007,874	$9,751	3.88%
Debt Securities
Taxable	209,292	950	1.82	213,158	964	1.81	216,915	974	1.80	222,110	985	1.77	228,315	988	1.73
Exempt From Federal Tax	6,180	53	3.43	6,270	52	3.32	6,277	51	3.25	7,998	62	3.10	9,109	73	3.21
Equity Securities	2,693	25	3.71	2,693	24	3.56	2,693	28	4.16	2,693	21	3.12	2,693	20	2.97
Interest-Earning Deposits at Banks	54,466	721	5.30	74,555	805	4.32	99,108	939	3.79	67,870	378	2.23	56,379	122	0.87
Other Interest-Earning Assets	2,783	39	5.62	2,633	39	6.01	2,875	39	5.38	2,784	39	5.56	3,235	38	4.71
Total Interest-Earning Assets	1,354,813	15,238	4.51	1,339,879	14,275	4.32	1,362,582	13,884	4.04	1,327,818	12,318	3.68	1,307,605	10,992	3.37
Noninterest-Earning Assets	51,928			48,369			51,718			68,796			84,323
Total Assets	$1,406,741			$1,388,248			$1,414,300			$1,396,614			$1,391,928
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$354,497	$1,582	1.79%	$335,327	$1,191	1.44%	$315,352	$810	1.02%	$278,412	$393	0.56%	$260,655	$111	0.17%
Savings Accounts	225,175	53	0.09	242,298	37	0.06	249,948	29	0.05	251,148	20	0.03	248,356	20	0.03
Money Market Accounts	194,565	1,033	2.13	213,443	939	1.78	206,192	604	1.16	189,371	269	0.56	188,804	61	0.13
Time Deposits	155,867	1,174	3.02	101,147	337	1.35	116,172	368	1.26	123,438	397	1.28	127,832	412	1.29
Total Interest-Bearing Deposits	930,104	3,842	1.66	892,215	2,504	1.14	887,664	1,811	0.81	842,369	1,079	0.51	825,647	604	0.29
Short-Term Borrowings	480	3	2.51	1,344	2	0.60	8,985	7	0.31	28,738	19	0.26	34,135	18	0.21
Other Borrowings	21,026	238	4.54	14,641	155	4.29	17,598	171	3.86	17,621	174	3.92	17,611	173	3.94
Total Interest-Bearing Liabilities	951,610	4,083	1.72	908,200	2,661	1.19	914,247	1,989	0.86	888,728	1,272	0.57	877,393	795	0.36
Noninterest-Bearing Demand Deposits	326,262			362,343			391,300			390,658			391,975
Other Liabilities	10,920			2,953			788			2,636			4,415
Total Liabilities	1,288,792			1,273,496			1,306,335			1,282,022			1,273,783
Stockholders' Equity	117,949			114,752			107,965			114,592			118,145
Total Liabilities and Stockholders' Equity	$1,406,741			$1,388,248			$1,414,300			$1,396,614			$1,391,928
Net Interest Income (FTE) (Non-GAAP) (3)		$11,155			$11,614			$11,895			$11,046			$10,197
Net Interest-Earning Assets (4)	403,203			431,679			448,335			439,090			430,212
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.79%			3.13%			3.18%			3.11%			3.01%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.30			3.52			3.46			3.30			3.13
PPP Loans	38	1	10.56	100	3	12.17	216	22	40.41	2,424	123	20.13	5,546	144	10.41
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,060,092	$25,840	4.92%	$1,008,539	$19,322	3.86%
Debt Securities
Taxable	211,213	1,914	1.81	222,144	1,893	1.70
Exempt From Federal Tax	6,225	105	3.37	9,649	156	3.23
Marketable Equity Securities	2,693	49	3.64	2,693	42	3.12
Interest-Earning Deposits at Banks	64,455	1,526	4.74	57,829	156	0.54
Other Interest-Earning Assets	2,709	79	5.88	3,358	76	4.56
Total Interest-Earning Assets	1,347,387	29,513	4.42	1,304,212	21,645	3.35
Noninterest-Earning Assets	50,159			103,201
Total Assets	$1,397,546			$1,407,413

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$344,965	$2,773	1.62%	$268,585	$160	0.12%
Savings Accounts	233,689	90	0.08	246,084	38	0.03
Money Market Accounts	203,952	1,972	1.95	190,605	102	0.11
Time Deposits	128,659	1,511	2.37	129,914	834	1.29
Total Interest-Bearing Deposits	911,265	6,346	1.40	835,188	1,134	0.27
Short-Term Borrowings	910	5	1.11	36,000	37	0.21
Other Borrowings	17,850	393	4.44	17,608	347	3.97
Total Interest-Bearing Liabilities	930,025	6,744	1.46	888,796	1,518	0.34
Noninterest-Bearing Demand Deposits	344,203			388,103
Other Liabilities	6,959			6,468
Total Liabilities	1,281,187			1,283,367
Stockholders' Equity	116,359			124,046
Total Liabilities and Stockholders' Equity	$1,397,546			$1,407,413
Net Interest Income (FTE) (Non-GAAP) (3)		22,769			20,127
Net Interest-Earning Assets (4)	417,362			415,416
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.96%			3.01%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.41			3.11
PPP Loans	69	4	11.69	10,085	589	11.78
(1)    Annualized based on six months ended results
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,432,733	$1,430,708	$1,408,938	$1,425,920	$1,386,461
Goodwill and Intangible Assets, Net	(12,354)	(12,800)	(13,245)	(13,691)	(14,136)
Tangible Assets (Non-GAAP) (Numerator)	$1,420,379	$1,417,908	$1,395,693	$1,412,229	$1,372,325

Stockholders' Equity (GAAP)	$116,589	$117,195	$110,155	$106,706	$113,772
Goodwill and Intangible Assets, Net	(12,354)	(12,800)	(13,245)	(13,691)	(14,136)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$104,235	$104,395	$96,910	$93,015	$99,636

Stockholders’ Equity to Assets (GAAP)	8.1%	8.2%	7.8%	7.5%	8.2%
Tangible Common Equity to Tangible Assets (Non-GAAP)	7.3%	7.4%	6.9%	6.6%	7.3%

Common Shares Outstanding (Denominator)	5,111,678	5,116,830	5,100,189	5,096,672	5,128,333

Book Value per Common Share (GAAP)	$22.81	$22.90	$21.60	$20.94	$22.18
Tangible Book Value per Common Share (Non-GAAP)	$20.39	$20.40	$19.00	$18.25	$19.43

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$2,757	$4,156	$4,152	$3,929	$118	$6,915	$3,165
Amortization of Intangible Assets, Net	446	445	446	445	446	891	891
Adjusted Net Income (Non-GAAP) (Numerator)	$3,203	$4,601	$4,598	$4,374	$564	$7,806	$4,056

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Stockholders' Equity (GAAP)	$117,949	$114,752	$107,965	$114,592	$118,145	$116,359	$124,046
Average Goodwill and Intangible Assets, Net	(12,626)	(13,080)	(13,534)	(13,968)	(14,414)	(12,852)	(14,641)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$105,323	$101,672	$94,431	$100,624	$103,731	$103,507	$109,405

Return on Average Equity (GAAP)	9.38%	14.69%	15.26%	13.60%	0.40%	11.98%	5.15%
Return on Average Tangible Common Equity (Non-GAAP)	12.20%	18.35%	19.32%	17.25%	2.18%	15.21%	7.48%

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$15,203	$14,244	$13,855	$12,287	$10,958	$29,448	$21,574
Adjustment to FTE Basis	35	31	29	31	34	65	71
Interest Income (FTE) (Non-GAAP)	15,238	14,275	13,884	12,318	10,992	29,513	21,645
Interest Expense (GAAP)	4,083	2,661	1,989	1,272	795	6,744	1,518
Net Interest Income (FTE) (Non-GAAP)	$11,155	$11,614	$11,895	$11,046	$10,197	$22,769	$20,127

Net Interest Rate Spread (GAAP)	2.78%	3.12%	3.17%	3.10%	3.00%	2.95%	3.00%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.79	3.13	3.18	3.11	3.01	2.96	3.01

Net Interest Margin (GAAP)	3.29%	3.51%	3.45%	3.29%	3.12%	3.40%	3.10%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.30	3.52	3.46	3.30	3.13	3.41	3.11

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
(Dollars in thousands) (Unaudited)

Net Income Before Income Tax Expense (Benefit) (GAAP)	$3,456	$5,285	$5,228	$4,927	$74	$8,742	$3,924
Provision for Credit Losses	492	80	—	—	3,784	572	3,784
PPNR (Non-GAAP) (Numerator)	$3,948	$5,365	$5,228	$4,927	$3,858	$9,314	$7,708

Annualization Factor	4.01	4.06	3.97	3.97	4.01	2.02	2.02

Average Assets (Denominator)	$1,406,741	$1,388,248	$1,414,300	$1,396,614	$1,391,928	$1,397,546	$1,407,413

PPNR Return on Average Assets (Non-GAAP)	1.13%	1.57%	1.47%	1.40%	1.11%	1.34%	1.10%